EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

      Parent
      ------
      FirstBank Corp.

                                       Percentage          Jurisdiction or
      Subsidiaries (1)                of Ownership      State of Incorporation
      ----------------                ------------      ----------------------
      FirstBank Northwest                 100%                Washington

      Tri-Star Financial Corporation      100%                Idaho

      (1) These subsidiaries were acquired by the parent effective July 1, 1997. The operations of the Registrant's subsidiaries are included in the Registrant's consolidated financial statements.